                            Joint Filer Information

Name:                Rule Family Trust u/d/t 12/17/98

Address:             c/o Global Resource Investments Ltd.
                     7770 El Camino Real
                     Carlsbad, CA 92009

Designated Filer:    Arthur Richards Rule

Issuer and Ticker
   Symbol:           Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement: 11/9/04

Signature:           Rule Family Trust u/d/t 12/17/98

                     By: /s/ Gretchen Carter
                         ----------------------------------------
                           Gretchen Carter, Attorney-in-Fact for
                                 Arthur Richards Rule, Trustee

Additional Explanation of Responses:
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Rule Family Trust is a revocable trust established by the Reporting Person.